Exhibit 11


                        CONSENT OF CHARTERED ACCOUNTANTS


     We hereby consent to the use in Part B constituting part of this Post-Effective Amendment No. 1 to the registration statement on Form N-1A (the "Registration Statement") of Asset Allocation Portfolios of our report dated February 28, 1996, relating to the financial statement of Asset Allocation Portfolio 200, which appears in such Registration Statement. We also consent to the reference to us under the heading "Investment Advisory and Other Services" in Part B.

Price Waterhouse

Chartered Accountants

Toronto, Ontario
February 28, 1996